                                                                  EXHIBIT 3.2


                  CERTIFICATE OF ELIMINATION OF CERTIFICATES OF
                      DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                           CTI MOLECULAR IMAGING, INC.

                       (PURSUANT TO SECTION 151(G) OF THE
                         GENERAL CORPORATION LAW OF THE
                               STATE OF DELAWARE)


         CTI Molecular Imaging, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), does hereby certify:

         FIRST, a resolution was duly adopted by the Board of Directors of the Corporation which identified shares of the capital stock of the Corporation consisting of 300,000 shares designated as Series A Redeemable Preferred Stock, par value $0.01 per share ("Series A Preferred Stock") and 100,000 shares designated as Series B Convertible Preferred Stock, par value $0.01 per share ("Series B Preferred Stock") and determined that no shares of Series A Preferred Stock or Series B Preferred Stock remained outstanding and none will be issued subject to the Certificates of Designation, Rights and Preferences of the Series A Preferred Stock and Series B Preferred Stock dated May 28, 2002, and filed with the Office of the Secretary of State of Delaware on May 28, 2002 (collectively, the "Certificates of Designation").

         SECOND, pursuant to Section 151(g) of the Delaware Corporation Law, upon the effective date of this Certificate, there shall be eliminated from the Certificate of Incorporation of the Corporation all matters set forth in the Certificates of Designation with respect to the Series A Preferred Stock and the Series B Preferred Stock.


                         [Signature on following page]

         IN WITNESS WHEREOF, CTI Molecular Imaging, Inc. has caused this Certificate to be signed by Terry D. Douglass, its duly authorized officer, this 26th day of June, 2002.

                                   CTI MOLECULAR IMAGING, INC.



                                   By:     /s/ T. D. Douglass
                                       ----------------------------------------
                                           Terry D. Douglass
                                           President


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